UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report:  May 20, 2010

Date of earliest event reported:  May 17, 2010
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CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2010, Mr. Abiola Lawal’s appointment as the Interim Chief Financial Officer of CAMAC Energy Inc. (the “Company”) became effective, immediately following the effectiveness of the retirement of Mr. Stephen F. Groth as the Company’s Chief Financial Officer and Vice President on such date.  The Company previously announced Mr. Lawal’s appointment as Interim Chief Financial Officer and Mr. Groth’s retirement in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2010.

Mr. Lawal is serving as Interim Chief Financial Officer of the Company on a full-time basis pursuant to a secondment from CAMAC International Corporation (“CIC”) (the “Secondment”).  Pursuant to the Secondment, Mr. Lawal remains in the employ of CIC but is seconded to the Company by CIC on a month-to-month basis to serve the Company on a full-time basis, reporting directly to the Company’s Chief Executive Officer.  During the term of the Secondment, the Company shall pay directly to CIC on a monthly basis the pro rata portion of Mr. Lawal’s currently existing $315,000 annual salary, CIC’s cost of providing employee benefits to Mr. Lawal, the pro rata portion of any cash bonus paid to Mr. Lawal and approved by the Company’s Board of Directors or Compensation Committee, CIC’s share of employment-related taxes and fees with respect to Mr. Lawal’s employment, and any expenses incurred by CIC at the request of the Company or otherwise required of CIC in connection with the Secondment.  Either the Company or CIC may terminate the Secondment upon one month’s prior written notice.

The Company's Chairman and Director, Dr. Kase Lawal, is a minority shareholder and director of CIC, as well as an indirect shareholder and control person of CAMAC Energy Holdings Limited (“CEHL”), the holder of approximately 62.3% of the Company’s issued and outstanding shares of common stock.  In addition to being a shareholder of CIC, Dr. Kase Lawal is the Chairman and CEO of CIC, and is also a director of CEHL.  Mr. Abiola Lawal and Dr. Kase Lawal have no familial relationship.  CIC represents the interests of CEHL and other entities affiliated with CAMAC International Ltd. (collectively, the “CAMAC Entities”), providing technical, administrative, and other assistance to the CAMAC Entities in the United States and overseas.  Although some of the shareholders of CIC, including Dr. Kase Lawal, also own shares of the CAMAC Entities, the majority ownership of CIC is different.   During the term of Mr. Abiola Lawal's Secondment to the Company, he will no longer serve as an executive officer of CIC or any party related to CIC or any of the CAMAC Entities.

Other than the Secondment described herein, there are no arrangements or understandings between Mr. Abiola Lawal and any other persons pursuant to which he was selected as an officer of the Company and there are no transactions between the Company and Mr. Abiola Lawal that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 20, 2010

CAMAC Energy Inc.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer